BRITESMILE, INC. CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT


         This Confidentiality and Non-Disclosure Agreement is between BriteSmile, Inc. ("BriteSmile") and ___________________ ("Employee/Consultant").

                                   AGREEMENT

         BriteSmile is a nationwide provider of an advanced tooth whitening procedure. In this regard, BriteSmile has developed tooth whitening technology, and manages BriteSmile tooth whitening centers.
         In consideration of this Agreement and of BriteSmile's promise of new or continued employment or service, and the covenants and conditions contained herein, and other valuable and sufficient consideration, the adequacy of which is hereby acknowledged, the parties to this Agreement agree as follows:
         1.       Covenant of Confidentiality and Non-Disclosure.
                  a. In order for Employee/Consultant to provide, or to continue to provide, services to BriteSmile, BriteSmile has provided and/or is required to provide Employee/Consultant with certain trade secrets and proprietary information of BriteSmile ("Proprietary Information").
                  b. As used in this Agreement, the term Proprietary Information is defined to include: (i) all software, computer programs, source code, object code, system documentation, user documentation, system designs, program materials, screen displays, manuals, operation processes, equipment design, product specifications, written materials, documentation, data and information regarding products or services, whether finished, under development or being tested, whether any or all of the foregoing are in tangible, magnetic, digital or other form; (ii) concepts, methods, techniques, formats, patterns, compilations,


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         programs, devices, designs, technology, equipment, formulas, processes, packaging, testing, information, data, systems, operations, ideas, research, improvements, inventions, discoveries and know-how; (iii) information relating to BriteSmile's customers, accounts, suppliers,
         distributors,   marketing   activities   or  plans,   business   plans,
         distribution,  pricing, financial matters, financial statements, or any
         information   revealed  to   BriteSmile  by  third  parties  under  any
         confidentiality agreement, understanding or duty; and (iv) information generally regarded as confidential in the industry or business in which BriteSmile is engaged, which are or shall be owned, developed, used by, related to or arise from BriteSmile, its businesses, activities, investigations, work of its employees or agents, utilization of equipment, supplies, facilities or information, now or in the future, whether or not published, patented, copyrighted, registered or suitable therefore.
                  c.   Employee/Consultant    acknowledges   that   BriteSmile's
         Proprietary  Information  is  valuable,   special  and  unique  to  its
         business; that it is not widely known; and that BriteSmile's business depends on such Proprietary Information.
                  d. Employee/Consultant acknowledges that BriteSmile has taken, and continues to take, reasonable and necessary steps to protect its Proprietary Information and keep it confidential, including requiring him/her to sign this Agreement.
                  e.       Based on the foregoing, Employee/Consultant agrees as
                           follows:
                           (i)   All rights to  Proprietary  Information are and
                  shall remain the sole property of and in control of
                  BriteSmile;
                           (ii)  Except  as  required  by  applicable  law or as
                  authorized  in writing  by  BriteSmile's  Board of  Directors,
                  he/she   will  keep   BriteSmile's   Proprietary   Information
                  confidential;

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                           (iii)  Except as  required  by  applicable  law or as
                  authorized in writing by BriteSmile's Board of Directors, he/she will not, at any time: (a) reproduce or copy; (b) disclose or transfer; (c) aid encourage or allow any other person, business or entity to gain possession or access to;
                  (d) use, sell, or exploit; or (e) encourage or allow any other person, business or entity to use, sell or exploit, any of BriteSmile's Proprietary Information;
                           (iv) He/she will not or disclose any information received by BriteSmile from a third party for the period required by any confidentiality agreement, understanding or duty between BriteSmile and the relevant third party; and
                           (v) He/she will notify future employers and customers
                  of the terms of this provision and his/her responsibilities hereunder.
         2. Injunctive Relief. Employee/Consultant agrees that irreparable harm shall be presumed in the event of any breach of this Agreement, and further agrees that in connection with any such breach, damages would be difficult if not impossible to ascertain, and the faithful observance of all terms of this Agreement is an essential condition to employment or service with BriteSmile. Furthermore, Employee/Consultant agrees that this Agreement is intended to protect the proprietary rights of BriteSmile in important ways, and the threat of any misuse of the technology of BriteSmile would be extremely harmful because of the importance of that technology. In light of these considerations,
Employee/Consultant   agrees  that  any  court  of  competent  jurisdiction  may immediately enjoin any breach of this Agreement, upon the request of BriteSmile, and Employee/Consultant specifically releases BriteSmile from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.
         3. Modification of Agreement by Court. Employee/Consultant agrees that if any

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provision of this  Agreement or the  application  thereof is held  invalid,  the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of the Agreement are declared to be severable. Employee/Consultant further agrees that if any court or tribunal refuses to enforce the restrictive covenants contained herein, neither this Agreement nor any part thereof, shall be void, and that the particular restriction deemed to be unreasonable or unenforceable shall be reduced or otherwise modified by such court or tribunal, but only to the extent necessary to permit its enforcement and only in such court's jurisdiction. Employee/Consultant further agrees that if any provision cannot be reduced or modified to make it reasonable and/or permit its enforcement, that provision shall then be severed from this Agreement and the remaining provisions shall be interpreted in such a way as to give maximum validity and enforceability to this Agreement.
         4. Modification of Agreement by Parties. Employee/Consultant agrees that this Agreement may not be changed, modified, released, discharged, abandoned, or otherwise terminated, in whole or in part, except by an instrument in writing, by both parties.
         5. Term of Agreement. Employee/Consultant acknowledges that the terms of this Agreement shall survive termination of his/her employment.
         6.   Non-Waiver.   Employee/Consultant   agrees  that  the  failure  of
BriteSmile to take an action under this Agreement or the waiver of a breach of this Agreement shall not affect BriteSmile's rights to require performance hereunder or constitute a waiver of any subsequent breach.
         7. Governing Law. Employee/Consultant and BriteSmile agrees that any disputes or controversies of any kind relating in any way to this Agreement, whether sounding in tort, contract or otherwise, shall be construed in accordance with the laws of the United States and the State of California.

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         8.  Forum  Selection.  Employee/Consultant  agrees  that  any  judicial proceeding related in any way to this Agreement, shall be brought exclusively in the state or federal courts of the State of California.
         9. Consent to Jurisdiction. Employee/Consultant and BriteSmile hereby consent to the jurisdiction of the state and federal courts of the State of California and waive any rights to contest the power of the courts of the State of California to exercise personal jurisdiction over them.
         10. Existing Employment Agreements. Employee/Consultant acknowledges that the terms of any existing employment agreements remain in full force and effect to the extent they do not conflict with the terms of this Agreement, in which case the terms of this Agreement shall control.
         12. Headings. The paragraph headings in this Agreement are for purposes of convenience only and shall not limit or otherwise affect any of the terms hereof.

         13. Attorneys' Fees and Costs. BriteSmile and Employee/Consultant agree that in the event of a dispute arising under or related in any way to this Agreement, the non-prevailing party shall pay all costs and expenses, including reasonable attorneys' fees, that may arise or accrue from enforcing this Agreement, obtaining an interpretation of any provision of this Agreement, or in pursuing any remedy provided by applicable law whether such remedy is pursued or interpretation is sought by mediation, arbitration, the filing of a lawsuit, an appeal, and/or otherwise.

Dated this      day of                  Dated this       day of
           ----                                    -----
             , 2000.                                     , 2000.
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BriteSmile, Inc.



By:
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Its:
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